Exhibit 12
- ----------
                               THE RYLAND GROUP, INC.
                         RATIO OF EARNINGS TO FIXED CHARGES
                            (Dollar amounts in millions)

                                    For the Year Ended December 31,

EARNINGS:                    1991                 1992                1993
                             ----                 ----                ----
Pre-tax Earnings (Loss)
  from Continuing
  Operations               $   7.8              $  35.3             $ (16.3)

Interest Expense             301.5                248.1               161.6

Proportionate Share of
  Interest Expense from
  Joint Ventures               3.4                  1.4                 2.2

Amortization of
  Capitalized Interest         4.6                  5.8                 4.9

Proportionate Share of
  Capitalized Interest
  Amortization from
  Joint Ventures               3.1                  2.9                 2.6

Amortization of
  Issuance Costs               4.9                 19.2                 5.3

Interest Portion
  of Rental Expense            3.4                  3.4                 3.5
                          --------------------------------------------------
Total Earnings             $ 328.7              $ 316.1             $ 163.8
                          ==================================================

FIXED CHARGES:

Interest Expense
  (including net
  amortization
  of debt discounts
  and premiums)            $ 301.5              $ 248.1             $ 161.6

Proportionate Share of
  Interest Expense
  from Joint Ventures          3.4                  1.4                 2.2

Interest Capitalized           8.9                 10.8                 5.3

Proportionate Share of
  Capitalized Interest
  from Joint Ventures          5.7                  2.5                 0.3

Amortization of Issuance
  Costs                        4.9                 19.2                 5.3

Interest Portion of
  Rental Expense               3.4                  3.4                 3.5
                         ---------------------------------------------------
Total fixed charges        $ 327.8              $ 285.4             $ 178.2

RATIO OF EARNINGS TO
  FIXED CHARGES (F1)          1.00                 1.11                 --
                         ===================================================

(F1) For 1993, earnings were insufficient to cover fixed charges by $14.4 million, primarily due to a provision of $45 million for homebuilding and joint venture inventories. For 1995, earnings were insufficient to cover fixed charges by $47.5 million, primarily due to a $45 million impairment charge relating to homebuilding inventories and joint venture investments.

                                                                  Three months
                         For the Year Ended December 31,              Ended
                                                                    March 31,
EARNINGS:                    1994                 1995                1996
                             ----                 ----                ----
Pre-tax Earnings (Loss)
  from Continuing
  Operations               $  27.4              $ (42.5)            $   1.6

Interest Expense             105.0                 90.7                19.5

Proportionate Share of
  Interest Expense from
  Joint Ventures               0.3                  0.1                 0.0

Amortization of
  Capitalized Interest        15.6                 12.1                 2.7

Proportionate Share of
  Capitalized Interest
  Amortization from
  Joint Ventures               1.6                  0.4                 0.0

Amortization of
  Issuance Costs               2.0                  0.1                 0.0

Interest Portion
  of Rental Expense            4.7                  3.9                 0.9
                          --------------------------------------------------
Total Earnings             $ 156.6              $  64.8             $  24.7
                          ==================================================

FIXED CHARGES:

Interest Expense
  (including net
  amortization
  of debt discounts
  and premiums)            $ 105.0              $  90.7             $  19.5

Proportionate Share of
  Interest Expense
  from Joint Ventures          0.3                  0.1                 0.0

Interest Capitalized          12.3                 17.5                 4.3

Proportionate Share of
  Capitalized Interest
  from Joint Ventures          0.0                  0.0                 0.0

Amortization of Issuance
  Costs                        2.0                  0.1                 0.0

Interest Portion of
  Rental Expense               4.7                  3.9                 0.9
                         ---------------------------------------------------
Total fixed charges        $ 124.3              $ 112.3              $ 24.7

RATIO OF EARNINGS TO
  FIXED CHARGES (F1)          1.26                 --                  1.00
                         ===================================================

(F1) For 1993, earnings were insufficient to cover fixed charges by $14.4 million, primarily due to a provision of $45 million for homebuilding and joint venture inventories. For 1995, earnings were insufficient to cover fixed charges by $47.5 million, primarily due to a $45 million impairment charge relating to homebuilding inventories and joint venture investments.